                                                                    EXHIBIT 99.1

                              WOLVERINE TUBE, INC.

                            P R E S S  R E L E A S E

Contact:  James E. Deason
          Senior Vice President
          Chief Financial Officer
          (256) 580-3625
================================================================================

                WOLVERINE TUBE REPORTS FIRST QUARTER 2006 RESULTS

                      OPERATING INCOME IMPROVED 78 PERCENT

HUNTSVILLE, ALABAMA, (APRIL 27, 2006) - Wolverine Tube, Inc. (NYSE:WLV) today reported its results for the first quarter of 2006. The net loss for the quarter ended April 2, 2006 was $2.1 million or $0.14 per share, as compared to a net loss of $2.5 million, or $0.17 per share in the first quarter of 2005. Included in the net loss for the first quarter of 2005 was a $521 thousand tax charge related to the repatriation of funds from China.

Net sales for the first quarter of 2006 were $298.3 million or a 39.7 percent increase over the $213.5 million in the first quarter of 2005. The higher net sales reflects the average COMEX copper price of $2.25 per pound compared to $1.47 per pound in the prior year, a 53.1 percent increase. Total pounds of product shipped were 92.2 million pounds, an increase of 10.1 percent from last year's first quarter. Operating income for the first quarter of 2006 was $3.3 million as compared to $1.8 million in the first quarter of 2005, a 78.1 percent improvement. Earnings before interest, taxes, depreciation and amortization were $6.8 million in the first quarter of 2006, as compared to $6.1 million in the same period of the prior year.

Commenting on the results, Chip Manning, President and Chief Executive Officer said, "Shipments in the first quarter of this year reflect a return to a more normal seasonality. Demand for industrial tube and fabricated products utilized in the residential air-conditioning market is consistent with our expectations as the OEMs are now manufacturing the higher energy efficient 13 SEER units." Manning continued, "Wholesale pricing has remained firm and is improved over the first quarter of 2005 levels. We are seeing operating improvements as we continue to focus on quality, productivity and costs. After adjusting for the impact of the strengthening Canadian dollar, our cost to manufacture, after taking into consideration rising energy, freight and general inflationary cost increases, are in line with the first quarter of the prior year. Finally," concluded Manning, "we recognize that we have to address the leverage of our balance sheet. While we have some time before this long-term debt comes due, we are evaluating various options to proactively address this subject."

FIRST QUARTER RESULTS BY SEGMENT

Commercial products gross profit was $8.3 million in 2006 compared to the prior year's first quarter of $9.6 million. Shipments increased 16.8 percent to 64.8 million pounds. Net sales increased 40.2 percent to $214.6 million. These results reflect the impact of higher copper prices, improved demand in industrial tube and fabricated products utilized in residential air conditioning units, which were offset by a decline in unit fabrication revenues, and lower volumes in technical tube and joining products.

Gross profit for wholesale products was $2.2 million in 2006 as compared to a loss of $124 thousand in the first quarter of 2005. Shipments totaled 22.8 million pounds as compared to last year's 23.4 million pounds. Net sales increased to $65.9 million, a 44.5 percent increase from the prior year's $45.6 million. Higher copper prices and improved fabrication revenues drove the growth in net sales and gross profit.

                                Corporate Office
                           200 Clinton Ave, Suite 1000
                              Huntsville, AL 35801

                               WOLVERINE TUBE, INC

Gross profit in rod, bar and other products was $406 thousand in 2006, compared to $565 thousand in the same period of 2005. Pounds of rod and bar products shipped totaled 4.6 million in 2006, as compared to 4.9 million in 2005. Net sales increased to $17.8 million in 2006 from $14.8 million in 2005. These results reflect the impact on reduced customer demand for rod and bar products surrounding the 2005 Montreal strike and slower European industrial demand in the early part of 2006, which impacted sales from our European distribution operations.

LIQUIDITY

Commenting on liquidity, Jed Deason, Chief Financial Officer, stated, "Working with our lenders, we recently increased the amount available to us under our Revolving Credit Facility ($35.0 million) and our Receivables Sale facility ($70.0 million). The total amount available under these facilities has increased to $105 million. As of April 24, 2006, we had utilized $66.0 million of the Receivables Sale facility and had no outstanding borrowings under the Revolving Credit Facility, although this facility is used to support $18.0 million in Letters of Credit and other holdbacks. Therefore, including North American cash of $23.7 million, our available liquidity was $44.4 million. Also, last week we announced a temporary change in our credit terms with our commercial customers." Deason continued, "Beginning with shipments on April 24, 2006, terms for these customers changed to net 15 days. This change was made to proactively address rising copper prices, which in the last sixty days, have increased more than 50 percent. Finally," concluded Deason, "we continue to employ the services of Rothschild, Inc. to assist management in evaluating liquidity, capital structure and operating related issues."

FIRST QUARTER CONFERENCE CALL

The Company will hold a conference call this morning at 9:30 a.m. Central Time (10:30 a.m. Eastern Time) to discuss the contents of this release. Dial in to the conference call line at (866)710-0179 Access Code: Wolverine, ten minutes prior to the scheduled start time. A link to the broadcast can be found on the Company's website at http://www.wlv.com, in the Investor Relations section under the "Conference Calls" link. If you are unable to participate at this time, a replay will be available through May 23, 2006 on this website or by calling
(877) 919-4059 (passcode: 33681044). Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

The tables following the text of this press release provide financial details that are included in this press release and that will be discussed on the conference call. This includes a reconciliation of net loss to earnings before interest, taxes, depreciation and amortization. This press release, including these financial details, is now available on the Wolverine website at http://www.wlv.com in the Investor Relations section under the heading Press Releases.

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar & other products. Internet addresses http://www.wlv.com and http://www.silvaloy.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "should", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's expectations of future operating and financial results and liquidity. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates,

                                       2
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                               WOLVERINE TUBE, INC

as well as management's beliefs and assumptions about the Company's business and other information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future operating and financial results and liquidity factors that could affect actual results include, without limitation, the effect of currency fluctuation; energy and raw material costs and our ability to effectively hedge these costs; fluctuation in the COMEX copper, silver and other metals pricing; continuation of historical trends in customer inventory levels and expected demand for our products; outsourcing levels of OEMs; the effect of the 13 SEER regulations on product demand and the seasonality of our business; the level of customer demand in the Mexican market; competitive products and pricing; environmental contingencies; regulatory matters; changes in technology and our ability to maintain technologically competitive products; the mix of geographic and product revenues; the success of our product and process development activities, productivity and efficiency initiatives, including related to transportation and natural gas, electricity and other utilities, global expansion activities, market share penetration efforts, working capital management programs and capital spending initiatives; our ability to repatriate foreign cash without unexpected delay or expense and our ability to continue de-levering our balance sheet and to pursue alternative sources of liquidity. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.

                              --TABLES TO FOLLOW--

WLV Reports 1st Quarter Results
Page 4
April 27, 2006

                       WOLVERINE TUBE, INC. FINANCIAL DATA
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                         Three-month period ended
In thousands, except per share data                                       4/2/2006      4/3/2005
                                                                         ----------    ----------
Pounds shipped                                                               92,204        83,759
                                                                         ==========    ==========

Net sales                                                                $  298,312    $  213,482
Cost of goods sold                                                          287,430       203,422
                                                                         ----------    ----------
Gross profit                                                                 10,882        10,060
Selling, general and administrative expenses                                  7,630         8,308
Restructuring benefits                                                          (14)          (82)
                                                                         ----------    ----------
Operating income                                                              3,266         1,834
Interest expense, net                                                         5,833         5,322
Amortization and other, net                                                     709            12
                                                                         ----------    ----------
Loss before income tax benefit                                               (3,276)       (3,500)
Income tax benefit                                                           (1,159)       (1,018)
                                                                         ----------    ----------
Net loss                                                                 $   (2,117)   $   (2,482)
                                                                         ==========    ==========
                                                                         ----------    ----------
Loss per Share:
 Basic                                                                   $    (0.14)   $    (0.17)
 Diluted                                                                 $    (0.14)   $    (0.17)
                                                                         ----------    ----------
                                                                         ----------    ----------
Common shares and share equivalents outstanding:
  Basic                                                                      15,059        14,965
  Diluted                                                                    15,059        14,965
                                                                         ----------    ----------

                         SEGMENT INFORMATION (UNAUDITED)

                                                                         Three-month period ended
In thousands                                                              4/2/2006      4/3/2005
                                                                         ----------    ----------
Pounds:
Commercial                                                                   64,780        55,455
Wholesale                                                                    22,783        23,411
Rod, bar, and other                                                           4,641         4,893
                                                                         ----------    ----------
Total pounds                                                                 92,204        83,759
                                                                         ==========    ==========

Net sales:
Commercial                                                               $  214,599    $  153,070
Wholesale                                                                    65,866        45,581
Rod, bar, and other                                                          17,847        14,831
                                                                         ----------    ----------
Total net sales                                                          $  298,312    $  213,482
                                                                         ==========    ==========

Gross Profit:
Commercial                                                               $    8,308    $    9,619
Wholesale                                                                     2,168          (124)
Rod, bar, and other                                                             406           565
                                                                         ----------    ----------
Total gross profit                                                       $   10,882    $   10,060
                                                                         ==========    ==========

                                     -MORE-

WLV Reports 1st Quarter Results
Page 5
April 27, 2006

                              WOLVERINE TUBE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In thousands                                                    4/2/2006     4/3/2005    12/31/2005
-----------------------------------------------                ----------   ----------   ----------
Assets:
 Cash and cash equivalents                                     $   22,910   $   15,263   $   27,329
 Accounts receivable                                              111,319      114,609      104,186
 Inventory                                                        154,119      157,702      146,705
 Other current assets                                              10,340       17,751       10,209
 Property, plant and equipment, net                               178,906      193,507      181,238
 Other assets                                                      99,313       96,646       99,098
                                                               ----------   ----------   ----------
 Total assets                                                  $  576,907   $  595,478   $  568,765
                                                               ==========   ==========   ==========

Liabilities and stockholders' equity:
 Accounts payables and other accrued expenses                  $  120,948   $   96,119   $  106,754
 Short-term borrowings                                                477          321          248
 Deferred income taxes                                                464            -            -
 Pension liabilities                                               37,813       29,366       42,889
 Long-term debt                                                   237,663      242,401      234,920
 Other liabilities                                                 20,542       19,648       20,652
                                                               ----------   ----------   ----------
 Total liabilities                                                417,907      387,855      405,463

 Stockholders' equity                                             159,000      207,623      163,302
                                                               ----------   ----------   ----------

 Total liabilities and stockholders' equity                    $  576,907   $  595,478   $  568,765
                                                               ==========   ==========   ==========

                                     -MORE-
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WLV Reports 1st Quarter Results
Page 6
April 27, 2006

                       WOLVERINE TUBE, INC. FINANCIAL DATA
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

                                                                         Three-month period ended
In thousands                                                              4/2/2006      4/3/2005
----------------------------------------------------------------------   ----------    ----------
Net loss                                                                 ($   2,117)   ($   2,482)

Adjustments to reconcile net loss to cash used by operating activities:
  Depreciation and amortization                                               4,258         4,293
  Other non-cash charges                                                     (5,277)          741
  Changes in operating assets and liabilities                                (3,508)      (24,744)
                                                                         ----------    ----------
  Net cash used by operating activities                                  ($   6,644)   ($  22,192)

Investing activities:
  Additions to property, plants and equipment                                (1,236)       (3,406)
  Other                                                                          17            50
                                                                         ----------    ----------
  Net cash used by investing activities                                      (1,219)       (3,356)

Financing activities:
  Net borrowings                                                              3,221         5,606
  Issuance of common stock                                                       57           403
  Other                                                                         (51)           36
                                                                         ----------    ----------
  Net cash provided by financing activities                                   3,227         6,045

  Effect of exchange rate                                                       217          (251)
                                                                         ----------    ----------
  Net decrease in cash                                                       (4,419)      (19,754)

  Cash and equivalents at beginning of year                                  27,329        35,017
                                                                         ----------    ----------
  Cash and equivalents at quarter end                                    $   22,910    $   15,263
                                                                         ==========    ==========

This press release contains, and our conference call will include, references to earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP financial measure. The following table provides a reconciliation of EBITDA to net loss. Management believes EBITDA is a meaningful measure of liquidity and the Company's ability to service debt because it provides a measure of cash available for such purposes. Additionally, management provides an EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a year-over-year and quarter-over-quarter basis.

   RECONCILIATION OF LOSS FROM OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES,
                   DEPRECIATION AND AMORTIZATION (UNAUDITED)

                                                                         Three-month period ended
In thousands                                                              4/2/2006      4/3/2005
----------------------------------------------------------------------   ----------    ----------
Net loss                                                                 ($   2,117)   ($   2,482)
Depreciation and amortization                                                 4,258         4,293
Interest expense, net                                                         5,833         5,322
Income tax benefit                                                           (1,159)       (1,018)
                                                                         ----------    ----------
Earnings before interest, taxes, depreciation and amortization           $    6,815    $    6,115
                                                                         ==========    ==========

                                      -END-